Exhibit 10.48

RESTRICTIVE COVENANT, CONFIDENTIALITY AND INVENTIONS AGREEMENT

This Restrictive Covenant, Confidentiality and Inventions Agreement (“Agreement”) is made and entered into effective as of the 23 day of August, 2023, by and between Henry Schein, Inc., a Delaware corporation headquartered in New York (“the Company”) and Andrea Albertini (“Employee”).

RECITALS

A. WHEREAS, Employee is an executive of the Company, most recently working as CEO, International Distribution Group; and

B. WHEREAS, Employee is being promoted to the position of Chief Executive Officer, International Distribution Group and Global Dental Equipment and Lab, and, in this capacity, is expected to serve as CEO of the International Distribution Group, and to lead the Dental and Lab business verticals, including in achieving their digital equipment and laboratory product and service, strategic and profit targets; Employee is also expected to work to ensure strategic guidance and best practice sharing in the integration and success of the digital workflow platform as a fundamental part of the Company’s strategies.

C. WHEREAS, in the new capacity to which he is being promoted, Employee will be one of the most senior executives in the Company, leading and helping to lead, a key area, and a significant portion of the Company’s business; Employee’s position with the Company is a position of trust and confidence; and

D. WHEREAS, the parties acknowledge that Employee is and will be a unique employee of the Company, and that Employee will be privy to key and critical confidential information and trade secrets concerning the entire Company, its affiliates, and their businesses, planning, personnel, strategic initiatives, expansion and futures, and concerning the interaction among the businesses of the Company’s various units, subsidiaries and affiliates, including businesses, segments and/or areas in which the Company has and/or is developing interests or expanding into; the parties further acknowledge that in connection with and/or as part of Employee’s employment by the Company, Employee is expected to have access to, will have knowledge of, and will assist in developing, highly confidential and proprietary information related to the Company, its plans, affiliates, divisions, groups, personnel, and/or their businesses, products and services, including new and additional confidential and trade secret information; and

E. WHEREAS, entry into this Agreement is a material part of Company agreeing to promote Employee; and

F.  WHEREAS, Employee has had an opportunity to consider the matter, has had the opportunity to review the terms and restrictions hereof with independent legal counsel of his own choosing, and has made an independent and informed decision that this Agreement is (a) fair and not excessive; (b) necessary for the protection of the Company and its business; and (c) that entry into this Agreement, and compliance with the terms hereof, including the restrictions set forth herein, is reasonable and is something that he chooses to do.

NOW, in consideration of the premises, of $20,000, of the opportunity to earn enhanced compensation, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

I. COVENANTS AND OTHER TERMS

A.	Definitions. The following terms shall be defined as provided below for purposes of this Agreement.

1.

Separation Date. The phrase “Separation Date” as used throughout this Agreement means the effective date of Employee’s termination from employment with the Company, whether by resignation or termination for any reason. In the event Employee’s employment with the Company is terminated and Employee is subsequently rehired by the Company in the same or any other position, the phrase “Separation Date” shall refer to the most recent date of Employee’s termination from employment with the Company.

2.

Period of Restriction. The phrase “Period of Restriction” as used throughout this Agreement is defined to mean the period commencing on the date of this Agreement and continuing throughout Employee’s employment with the Company and for a period of eighteen (18) months after the Separation Date.

3.

Restricted Area. The parties recognize that Employee’s responsibilities and work for the Company, will be Global and is expected to extend to all of the geographic territories in which the Company does business. The phrase “Restricted Area” as used in this Agreement shall mean (i) the United States, and (ii) such additional countries globally: (A) where Employee works or performs services on behalf of the Company at any time during the three years prior to the Separation Date; (B) where a business group of the Company or an affiliate, that reported to Employee, or that Employee was involved in supervising or managing, at any time during the thirty six (36) months prior to the Separation Date, is engaged in business and/or is providing products, technology and/or services at any time during the thirty six (36) months prior to the Separation Date; and/or (C) in or to which Employee’s efforts on behalf of the Company were directed, at any time during the thirty six (36) months prior to the Separation Date; (iii) in addition, during the period when Employee is employed by the Company or an affiliate, the Restricted Area shall also include the geographic territories in which the Company and such affiliate do business.

4.

Restricted Business. The term “Restricted Business” shall mean and include: (A) any business in which the Company’s International Distribution Group (by whatever name it may then be known) engages, at any time during the three (3) years prior to the Separation Date, and/or in which, as of the Separation Date, the Company is planning to engage at any time within the year after the Separation Date; (B) any business in which the Company’s Dental Equipment and Lab businesses (by whatever name they shall then be known) engage, at any time during the three (3) years prior to the Separation Date, and/or in which, as of the Separation Date, the Company is planning to engage at any time within the year after the Separation Date; (C) any business of the Company, its subsidiaries or affiliates, which Employee managed, or assisted in managing, or which reported to Employee, at any time during the three (3) years prior to the Separation Date; (D) the businesses of the Company, its subsidiaries or affiliates, about which Employee, at any time during the two (2) years prior to the Separation Date, learned, developed or utilized, Confidential Information; (E) a business in which Employee was materially involved in the Company’s actual or attempted acquisition, at any time during the two (2) years prior to the Separation Date; and/or (F) a business which attempts to compete with, or is in the same line of business as, a business described in subsections (A) through (E), above. Notwithstanding the foregoing, and for purposes of clarity: (i) the parties agree that the definition of a “Restricted Business” will not prevent Employee from being retained or employed, after the Separation Date, by a non-competitive division, subsidiary or affiliate of an entity that is also engaged in a Restricted Business, or in a position with such entity that is not involved in competing with a Restricted Business, provided that Employee has no involvement, directly or indirectly, and does not assist with or contribute to, work or activity from which Employee is prohibited by this Agreement; (ii) Subsection (A), above shall not be applicable to Employee if he is not involved in the leadership, oversight or supervision of the International Distribution Group (by whatever name it shall then be known) at any time during the three (3) years prior to the Separation Date; (iii) Subsection (B), above shall not be applicable to Employee if he is not involved in the leadership, oversight or supervision of the Company’s Dental Equipment and Lab businesses (by whatever name it or they shall then be known) at any time during the three (3) years prior to the Separation Date.

5.

Customer. The term “Customer” as used throughout this Agreement shall mean any client, account or customer of the Company, its subsidiaries and/or affiliates: (x) whom Employee solicited, sold to or serviced, on behalf of the Company or any of its businesses, subsidiaries or affiliates, at any time during the thirty six (36) months preceding the Separation Date, and/or (y) on whose account Employee worked on behalf of the Company, or any of its businesses, subsidiaries or affiliates, at any time during the thirty-six (36) months preceding the Separation Date, and/or (z) concerning whose account, Employee, at any time during the thirty-six (36) months preceding the Separation Date, reviewed, utilized, created or developed, Confidential Information.

6.

Vendor. The term “Vendor” shall mean any vendor or supplier to the Company or any of its subsidiaries or affiliates (other than a vendor of utilities or maintenance products or services, for the Company’s own premises): (i) with whom, at any time during the thirty-six (36) months prior to the Separation Date, Employee, or any of the Employees who reported directly to Employee at the time of contact (“Report” or “Reports”), had material contact on behalf of the Company; or (ii) for whom Employee was the contact person on behalf of the Company at any time during the thirty-six (36) months prior to the Separation Date.

B.

Covenant Concerning Competitive Activity. During the Period of Restriction, except while employed by the Company, and acting on behalf of the Company, its subsidiaries and/or affiliates, Employee shall not, directly or through others: (i) engage, anywhere in the Restricted Area, in any Restricted Business, and/or aid others in, and/or work in aid of, any Restricted Business; (ii) engage in, consult on, or assist, anywhere in the Restricted Area, in the business, management, development and/or acquisition of, any Restricted Business; (iii) contact, solicit, advise, provide products, services, technology, software and/or equipment, to, or consult with, any Customer, for the purpose, or with the effect, of encouraging or causing the Customer to consider, purchase, license or otherwise obtain products, services, technology, software and/or equipment from a person, firm, business or entity other than the Company or an affiliate, where such products, services, technology, software and/or equipment, or competing products, services, technology, software and/or equipment, could have been acquired through the Company; (iv) be involved in the planning, promotion, marketing, distribution, servicing or sale, within the Restricted Area, of products, services, technology, software, businesses and/or equipment, that compete with, attempt to compete with, or are in the same line of business as, any Restricted Business; (v) consult concerning, evaluate, and/or engage in, investment, merger and/or acquisition activity and/or transactions involving the sale or acquisition of a business or line of business, where such business or line of business competes or attempt to compete with Restricted Business(es), or are in a line of business within the definition of Restricted Business as set forth above; and/or (vi) without the prior written consent of the Company, pursue, engage in or utilize on behalf of anyone other than the Company or its affiliates, any proposed business arrangement or business plan on which Employee worked while employed by the Company or an affiliate. Further, during the Period of Restriction, Employee shall not directly or through others, interfere with the business relationship between the Company, its subsidiaries, divisions and/or affiliates, and any Customers or Vendors. The restrictions set forth in this paragraph: (x) shall restrict activity in the Restricted Area, and (y) shall also restrict actions and activity conducted from outside of the Restricted Area, which are directed to the Restricted Area (such as phone calls, remote conferences or computer-based activity outside of the Restricted Area that communicate concerning, are in furtherance of, or contribute to, activity from which Employee is prohibited within the Restricted Area).

C.

Covenant Concerning Non-Solicitation of Company Employees; Non-Interference. During the Period of Restriction, Employee shall not, directly or through others, for or on behalf of anyone competing or attempting to compete with any aspect of the business of the Company, recruit or aid in the recruiting of, or solicit for employment, any employee or consultant of the Company; further, Employee shall not, during the Period of Restriction, advise, identify or recommend to any person, firm, business or entity that is competing or attempting to compete with any aspect of the business of the Company, that they employ or solicit for employment, any employee or consultant of the Company. The foregoing restrictions shall be limited to pertain to employees and/or consultants of the Company, its subsidiaries and/or affiliates: (x) with whom Employee worked while at the Company, and/or (y) whom Employee supervised on behalf of the Company, its subsidiaries and/or affiliates, and/or (z) about whose function, work and/or performance, Employee learned during Employee’s employ with the Company.

D.

No Conflicting Obligations; Further Covenant. Employee further covenants and agrees that, during the Period of Restriction, Employee will comply with this Agreement, will not engage in activities that conflict with Employee’s obligations hereunder, and will not interfere with, and will not aid anyone else in interfering with, the relationships between the Company and its Customers and/or Vendors.

E.

Acknowledgment of Reasonableness of Restrictions. Employee specifically acknowledges and agrees that the nature of the limitations upon Employee’s activities as specified herein, together with the duration and scope of such restrictions, are reasonable limitations on Employee’s activities and that the restrictions are required to preserve, promote and protect the trade secrets, Confidential Information, goodwill and other legitimate interests of the Company, and impose no greater restraint than is reasonably necessary to secure such protection. Employee represents and warrants that he has carefully considered the provisions hereof, and that he is willing to agree hereto, and that he will enter into and comply with this Agreement. Employee further represents and warrants that the provisions of this Agreement will not substantially impair Employee’s ability to earn a livelihood, nor will such provisions cause Employee any undue hardship.

F.

Interpretation of Covenants. In the event that any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the duration or scope thereof or for any other reason, such invalidity or unenforceability shall attach only to the specific provision determined to be unenforceable, and the rest of the covenants and the Agreement shall remain in full force and effect. Employee and the Company intend that the restrictions and provisions set forth in this Agreement shall be deemed to be severable, and shall further be deemed to be a series of separate covenants. Further, to the greatest extent permitted by law, the parties agree that, in the event a court determines that a provision hereof is invalid or unenforceable, that the court, to the greatest extent permitted by law, modify such provision in a manner permitted by law, to afford the greatest protection permitted by law consistent with the intent expressed in this Agreement, and, as so modified, that the court enforce the provision.

G.

Notification to Future Employers. Employee agrees that no later than ten (10) days after accepting employment, contracting with or agreeing to provide services to another person or entity during the Period of Restriction, Employee will so advise the Company, and the Company may, in its discretion, inform of the terms hereof, and/or provide a copy of this Agreement, to the entity to which Employee is or will be employed or providing services. Employee hereby waives any claims against the Company or its representatives due to the Company’s providing this Agreement to any such entity, including but not limited to claims for defamation and/or interference with contractual relations.

II. FURTHER PROTECTION OF CONFIDENTIAL AND

PROPRIETARY INFORMATION

A.

Confidential and Proprietary Information. The parties hereto agree and acknowledge that the following information and materials in written, oral, electronic, magnetic, photographic or any other form, are the confidential and/or proprietary information of the Company (“Confidential Information”):

1.

All nonpublic information, in any form, related to the current and/or prospective businesses and/or activities of the Company, its subsidiaries, divisions and/or affiliates, which is utilized, developed or obtained by the Company, its subsidiaries, divisions and/or affiliates, and/or any of their employees, including but not limited to: research and development activities; products; acquisitions and potential acquisitions being analyzed; strategic analysis; Technology; strategy; organization; finances; software; technical and/or product matters; nonpublic pricing, including, but not limited to, proprietary pricing, and special pricing for individual customers, GPOs, IPNs and other organizations and buying groups; costing; nonpublic customer and supplier related information; nonpublic marketing and sales information; business opportunities, potential and/or nonpublic acquisitions, joint-ventures, divestitures and reorganizations; credentials to Company accounts, including passwords to company websites and company-focused social media; organizational issues; legal matters; trade secrets, other intellectual property information and nonpublic applications; algorithms; inventions; manufacturing, production and operations processes and plans; business plans; analyses, forecasts and methodologies; projections; operational matters; digital analyses; internal reports and analyses concerning the Company’s business or an aspect thereof; internal reports concerning customers, suppliers, products, sales and/or potential or pending transactions; and other materials and information which the Company considers to be nonpublic, confidential or trade secret, and which are not excluded from this definition pursuant to paragraph 3 below.

2.

Confidential Information shall also include a third party’s information received by the Company subject to an obligation or understanding of confidentiality, including, but not limited to, credit, financial and/or other information subject to confidentiality obligations under HIPAA.

3.

Notwithstanding the foregoing, Confidential Information shall not include information which was generally known by, or readily available through proper means to, the general public or the trade, prior to Employee’s receipt, use or disclosure of it, but shall include the Company’s internal analysis and/or further development of such information. Notwithstanding any other provision of this Agreement, Employee may not disclose or utilize, and shall protect and keep confidential, any information that Employee released or releases to third parties or the public, in violation of Employee’s obligations by law or hereunder.

4.

As used herein, “Technology” shall mean any and all ideas, concepts, inventions, discoveries, developments, designs, derivatives, modifications, improvements, research information, works of authorship, methods, systems, processes, products, prototypes, apparatus, equipment, specifications, schematics, data, software (including, without limitation, both source code and object code), hardware, communications and networking systems, content, drawings, files, databases, code, graphics, formulae, algorithms, techniques, technology and know-how, whether or not patentable or copyrightable; and all copies and tangible embodiments of any of the foregoing, and all related notes, reports, summaries, memoranda and other documentation, in each case, in whatever form or medium.

B.

Protection of Confidential and Proprietary Information. Employee agrees to take at least the steps described below to preserve the confidentiality of all Confidential Information. It is understood and agreed that Employee’s obligations under this Section III of this Agreement, and in connection with the steps described below, shall, subject to Section III (B) (4), below, survive and remain enforceable indefinitely, or as otherwise required or permitted by law, until the item of Confidential Information at issue, is no longer confidential or is otherwise no longer subject to protection under the terms hereof.

1.

Nondisclosure. Employee will not use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required by the Company for its benefit. Employee shall not, under any circumstances, disclose, or make use of, any Confidential Information for Employee’s own purpose or benefit or for the benefit of any person or entity other than the Company.

2.

No Copies. Employee shall not make any copies, abstracts or summaries of any Confidential Information, or any other Company-owned or controlled documents or information, or any duplicates of Company-owned or controlled electronic or other data storage media, which Employee may have in Employee’s possession or control, other than as required for the use and benefit of the Company.

3.	Prevent Disclosure. Employee will take all reasonable precautions to prevent disclosure of any Confidential Information to persons or entities other than the Company.

4.

Exceptions. Notwithstanding the foregoing, Employee shall not have liability to the Company hereunder with respect to use or disclosure of Confidential Information, provided that one of the following is established with respect to the information at issue: (a) the Confidential Information was disclosed or made public with prior written consent of the Company; (b) the Confidential Information was received by Employee after his employment with the Company ended, without any restriction or confidentiality obligation, from a source other than the Company, which source was in lawful possession of such Confidential Information, and was lawfully able to provide it without restriction or confidential obligation, and did provide it without any restriction or confidentiality obligation; or (c) Employee is compelled by a court of law, or pursuant to government process, to disclose such information. Further, notwithstanding the foregoing, Employee acknowledges that nothing herein prevents Employee from filing a charge or complaint with, or voluntarily participating in an investigation or proceeding conducted by, any government agency, self-regulatory body or law enforcement authority or from testifying truthfully in the course of any administrative, legal or arbitration proceeding.

C.

Return of Confidential Information. Upon the request of the Company or, if no request is made, upon termination of Employee’s employment with the Company, Employee shall promptly return to the Company all Confidential Information and all originals and copies of all records, documents, drives, tapes, magnetic disks, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment and/or other media of any type or nature in Employee’s possession or control containing Confidential Information. Employee shall not retain any copies of, or access to, any Confidential Information. Employee shall not destroy Confidential Information in his possession, without the express authorization of the Company. Employee shall also disclose to Company all passwords and other information required to access Company information and/or materials.

D.

Return of Company Property. Upon the request of the Company or, if no request is made, upon termination of Employee’s employment with the Company, Employee shall promptly return to the Company all Company property in Employee’s possession, including, but not limited to, Confidential Information, product samples, documents, manuals, catalogs, mobile phones, tablets, electronic media, access to media and laptops. Employee shall not destroy Company Property in his possession, without the express authorization of the Company.

E.

Disclosure of Trade Secrets. Nothing in this Agreement prohibits or restricts Employee from reporting an event that Employee reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as, without limitation, the Securities and Exchange Commission, Equal Employment Opportunity Commission, or Department of Labor), or from cooperating in an investigation conducted by such a government agency, or making disclosures to such an agency. Employee is hereby provided notice that under the 2016 Defend Trade Secrets Act no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) if the disclosure is: (i) made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public. An individual who pursues a lawsuit for alleged retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to an attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by law or court order. In order for a disclosure to be permitted and protected under this provision, it must be made in strict accordance with limitations under law, as described above.

III. ASSIGNMENT OF INVENTIONS

A.	Definitions. The following terms shall be defined as provided below for purposes of Section III of this Agreement.

1.

“Work Product” shall mean all Technology and Confidential Information, as defined in Section II of this Agreement, and other information which relate to known, proposed or reasonably anticipated business pursuits of the Company and/or its affiliates.

2.

“Prior Work Product” shall mean all Work Product that was conceived in whole or in part by Employee prior to Employee’s employment with the Company to which Employee has any right, title or interest, and which relate to the Company’s proposed business, products, or research and development.

3.

“Company Work Product” shall mean Work Product that Employee may solely or jointly conceive of, create, develop or reduce to practice, or cause to be conceived of, developed or reduced to practice within the scope of Employee’s employment by the Company (whether or not during business hours) with the aid assistance or use of the property, equipment, facilities, resources, Confidential Information, trade secrets or other intellectual property of the Company and/or its affiliates, or related to the current or anticipated business, research or development of the Company or its affiliates.

4.

“Intellectual Property Rights” means all intellectual property rights throughout the world, including, without limitation, (i) all rights relating to the protection of inventions, including patents, patent applications and invention disclosures; (ii) all rights in works of authorship, copyrightable works, registered and unregistered copyrights, all rights to databases and data collections, and registrations and applications for registration thereof; (iii) all rights in mask works and registrations and applications for registration thereof; (iv) all rights in registered and unregistered trademarks, service marks, trade names, corporate names, logos, trade dress, designs, packaging, Internet domain names, and registrations and applications for registration thereof, together with all goodwill associated therewith; (v) all rights relating to the protection of computer software (including, without limitation, both source code and object code); (vi) all rights relating to the ownership and/or protection of trade secrets, know-how and proprietary information; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all copies and tangible embodiments of any of the foregoing in whatever form or medium; (ix) all rights to obtain renewals, reissues, reexaminations, continuations, continuations-in-part, divisions or other extensions of legal protections pertaining thereto; (x) all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; and (xi) any right analogous to those set forth in this Section 4.

B.

Rights Retained by Employee. Employee shall attach to this Agreement at the time of execution as Appendix A, a list describing all Prior Work Product; or, if no such list is attached, Employee represents and warrants that there is no such Prior Work Product. Employee represents and warrants that the inclusion of any Prior Work Product on Appendix A of this Agreement will not affect Employee’s ability to perform all obligations under this Agreement.

C.	Company Rights.

1.

All right, title and interest in any Company Work Product is the exclusive property of the Company and/or its affiliates, and Employee shall use such Company Work Product only for the benefit of the Company and/or its affiliates. Employee hereby acknowledges and agrees that to the fullest extent permitted by law, all Company Work Product shall be deemed to be “Work Made for Hire” (as that term is defined in the U.S. Copyright Act), and all rights thereto shall be owned solely and exclusively by the Company in perpetuity. In the event that any portion or aspect of any Company Work Product otherwise does not qualify for or is deemed not to be Work Made for Hire, Employee hereby irrevocably transfers and assigns to Company, without any further compensation, all of Employee’s right, title and interest, throughout the world, in and to such Company Work Product, including without limitation, all Intellectual Property Rights, and hereby waives any so-called “moral rights” with respect to such Company Work Product. At the request of the Company, Employee will execute any documents and take any actions that may be needed to effect and confirm such transfer and assignment and waiver.

2.

If, in the course of Employee’s employment with the Company, Employee incorporates into or uses in connection with any Company Work Product any Prior Work Product, Employee hereby grants to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license, with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, and sell such Prior Work Product as part of or in connection with such product, process, service, technology or other work and to practice any method related thereto.

3.	Employee agrees promptly to disclose to the Company, or any designee, all Company Work Product which are or may be subject to the provisions of this Section C.

D.

Maintenance of Records. Employee agrees to keep and maintain adequate, current, accurate, and authentic written records of all Work Product made by Employee (solely or jointly with others) during the term of Employee’s employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. The records are and will be available to and remain the sole property of the Company at all times.

E.

Obtaining and Enforcing Proprietary Rights. Employee agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the rights of the Company and/or its affiliates in the Company Work Product and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Company Work Product and any rights relating thereto, and testifying in a suit or other proceeding relating to such Company Work Product and any rights relating thereto. Employee further agrees that Employee’s obligation to execute or cause to be executed, when it is in Employee’s power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature with respect to any Work Product including, without limitation, to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering such Work Product, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agents and attorneys in fact, whose power is coupled with an interest, to act for and in Employee’s behalf and stead to execute and file any papers, oaths and to do all other lawfully permitted acts with respect to such Company Work Product with the same legal force and effect as if executed or done by Employee.

IV. GENERAL PROVISIONS

A.	Actions.

1.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, both as to interpretation and performance, but without regard to the conflicts of law provisions thereof.

2.

Jurisdiction and Venue. The Company and Employee acknowledge and agree to the exclusive jurisdiction of, and venue in, the State and federal courts, sitting in the State of New York, for any action arising out of or related to the interpretation and/or enforcement of this Agreement. Neither party shall object to nor seek to change, venue or jurisdiction in any action filed or pursued in accordance with the foregoing.

3.	Remedies.

(a)

Accounting for Profits. Employee covenants and agrees that in the event Employee violates any of Employee’s restrictions or obligations under this Agreement, the Company shall be entitled, to the greatest extent permitted by law, to an accounting and repayment of all profits, compensation, commissions, remuneration and other benefits which Employee directly or indirectly receives and/or is entitled to receive, as a result of, or growing out of, the violation of any restrictions or obligation under this Agreement. Employee and the Company acknowledge and agree that such remedy shall be in addition to and not in limitation of any injunctive relief, damages, and any other rights or remedies to which the Company is or may be entitled at law, in equity or under this Agreement.

(b)

Entitlement to Equitable Relief. The Company and Employee acknowledge and agree that the breach by Employee of any restriction or obligation under this Agreement will cause the Company substantial, immediate and irreparable harm, and that the full extent of damages caused by any violation of this Agreement would be impossible to ascertain, and that there is no adequate remedy at law in the event of such breach. Accordingly, the Company and Employee hereby agree that the Company shall be entitled to injunctive relief, without posting bond, by bringing an appropriate action for such remedy, and that this remedy is without prejudice to the other rights the Company has, in law or equity or under this Agreement, including, without limitation, its claim for damages for the breach of this Agreement. In connection with any application for injunctive relief hereunder, to the greatest extent permitted by law, any alleged offset or counterclaim that the Employee may claim or assert, shall not be a basis to deny injunctive relief to Company, but may be addressed in the underlying action.

B.

Non-Waiver. No failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by either party under this Agreement shall constitute a waiver thereof or shall preclude any other or further exercise of the same or any other right, power or remedy.

C.

Applicability. Any change or changes in Employee’s title, duties, responsibilities, employment status, salary and/or compensation, shall not affect the validity or scope of this Agreement, and the provisions of this Agreement, including those of Sections I, II, III, and IV, will, to the greatest extent permitted by law, remain in full force and effect, regardless of such change or changes, and regardless of which Party caused or instigated such change or changes.

D.

No Modification of At-Will Employment. Employee is an at-will employee of the Company. Nothing in this Agreement shall be construed: (i) to give to Employee any right to employment for a specific period of time; or (ii) to limit or restrict Employer’s and Employee’s rights to terminate such employment with the Company, or (iii) to otherwise alter or modify the at-will nature of Employee’s employment with the Company.

E.	Fees. To the greatest extent permitted by law, Employee shall pay the Company’s reasonable attorneys’ fees and costs incurred in seeking to enforce this Agreement.

F.

Severability. This Agreement is severable. If one or more of the provisions of this Agreement are deemed void by law, then the remaining provisions shall continue in full force and effect. The parties agree that a court considering this Agreement may modify any unenforceable term hereof to render this Agreement lawful and enforceable, and to effectuate, to the fullest extent permitted by law, the Parties’ intent as set forth herein. Further, this provision shall be construed and interpreted in a manner consistent with Section I(F) of this Agreement.

G.

Successors and Assigns. This Agreement may not be assigned by Employee without the Company’s prior written consent, and any such attempted assignment shall be void. The Company may, without the consent of Employee, and in its sole discretion, assign this Agreement to another entity, or to a successor or affiliate, or as part of a transfer or sale of all or a portion of Company assets. The rights and covenants of this Agreement shall inure and extend to the Parties hereto, their respective heirs, personal representatives, successors and permitted assigns.

H.

Survival. The Parties acknowledge that the provisions of this Agreement require that Employee comply with restrictions and other provision(s) hereunder, after the end of Employee’s employment with the Company. Employee agrees to comply with such restrictions and other provisions, regardless of whether his employment has terminated, and regardless of which party instigated or caused such termination.

I.

Counterparts. This Agreement may be executed in counterparts. All counterparts taken together shall constitute a single Agreement. A facsimile/photocopied signature shall have the same force and effect of an original signature.

J.

Entire Agreement. Except as otherwise specifically provided herein, this Agreement sets forth the entire agreement and understanding between the Company and Employee relating to the matter set forth herein, and supersedes all prior understandings, negotiations and representations with respect to this Agreement and with respect to entering into this Agreement. Notwithstanding the foregoing and any other provisions hereof, this Agreement shall not supersede or in any way nullify or change any obligation that Employee has to protect the Company’s confidential information, or to refrain from competing with the Company, and/or from soliciting Company employees, vendors or customers, during or after Employee’s employment is terminated, and/or to assign intellectual property to the Company, which obligations are: (i) imposed by law or equity; or (ii) which are imposed by contract or other agreement that Employee has previously entered into or is entering into at this time, but rather, such obligations shall remain in full force and effect and are cumulative of the remedies set forth herein. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in a writing signed by the parties.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement effective as of the date first set forth above.

HENRY SCHEIN, INC.		ANDREA ALBERTINI

By:	/s/ Lorelei McGlynn	/s/ Andrea Albertini

Name:	Lorelei McGlynn	Date: August 23, 2023
Title:	SVP, CHRO
Date:	August 23, 2023